FORM OF FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of November 21, 2025, by and between Sterling Capital Funds and Sterling Capital Distributors, LLC (together, the “Parties”) is effective as of ___________, 2026.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2. Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

STERLING CAPITAL FUNDS	STERLING CAPITAL DISTRIBUTORS. LLC

By:	By:
Name:	Name:	Teresa Cowan
Title:	Title:	President
Date:	Date:

EXHIBIT A

Sterling Capital Multi-Strategy Income ETF

Sterling Capital National Municipal Bond ETF

Sterling Capital Hedged Equity Premium Income ETF

Sterling Capital Short Duration Bond ETF1

Sterling Capital Ultra Short Bond ETF1

Sterling Capital Enhanced Core Bond ETF

Sterling Capital Large Cap Value Focused Factor ETF

Sterling Capital Small Cap Value Focused Factor ETF

Sterling Capital Small Cap Value ETF

Sterling Capital North Carolina Intermediate Tax-Free ETF

Sterling Capital Virginia Intermediate Tax-Free ETF

Sterling Capital AI Leaders ETF

Sterling Capital Macro-Led International Equity ETF

Sterling Capital Hedged BDC Income ETF

1	Upon conversion from Mutual Fund to ETF (Expected Q1 2026)